EXHIBIT 23.1
                                                                    ------------


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-89772) pertaining to the Boston Scientific 401(k) Retirement Savings Plan (formerly Boston Scientific Corporation 401(k) Savings Plan) of our report dated April 19, 2002, with respect to the financial statements and schedule of the Boston Scientific Corporation 401(k) Retirement Savings Plan (formerly Boston Scientific Corporation 401(k) Savings Plan) included in this Annual Report (Form 11-K) for the year ended December 31, 2001.




                                                         /s/ ERNST & YOUNG LLP


Boston, Massachusetts
June 25, 2002